UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2014

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
(303) 633-2900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Contribution Agreement

On March 28, 2014, DCP Midstream Partners, LP (the “Partnership”) entered into the Second Amendment (the “Contribution Agreement Amendment”) to the previously disclosed Contribution Agreement, dated February 25, 2014, among DCP LP Holdings, LLC (“Holdings”), DCP Midstream GP, LP (the “General Partner”), DCP Midstream, LLC (“Midstream”), and the Partnership (as previously amended, the “Contribution Agreement”). The Contribution Agreement Amendment modifies the closing date of the transaction contemplated by the Contribution Agreement to March 31, 2014, deletes a provision therein that is no longer applicable, and replaces certain schedules thereto regarding reserved liabilities, litigation, and financial statements.

The foregoing description of the Contribution Agreement Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Amendment to Services Agreement

On March 31, 2014, in connection with the completions of the Contribution described in Item 2.01 below and the previously announced acquisition of each of the Lucerne 1 and Lucerne 2 natural gas processing plants, the Partnership entered into the Second Amendment (the “Services Agreement Amendment”) to the previously disclosed Services Agreement, dated February 14, 2013, by and between the Partnership and DCP Midstream, LP (“Midstream LP”). The Services Agreement Amendment increases the annual limit on the amount of expenses that the Partnership reimburses to Midstream LP by approximately $15 million (prorated for the remainder of the calendar year) to approximately $44 million for incremental general and administrative services that Midstream LP will provide to the Partnership during calendar year 2014, thereafter subject to an annual adjustment based on the Consumer Price Index. The predominant amount of the approximately $15 million increase is attributable to the general and administrative fee that the Partnership previously paid to DCP SC Texas GP being reallocated to the Services Agreement in connection with the Partnership now owning 100% of the outstanding partnership interests in DCP SC Texas GP, as discussed below. The Services Agreement Amendment was approved by the conflicts committee (the “Conflicts Committee”) of the Board of Directors of DCP Midstream GP, LLC (“GP LLC”), the general partner of the General Partner, the general partner of the Partnership, as required by the Partnership’s partnership agreement.

The foregoing description of the Services Agreement Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Services Agreement Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2014, the Partnership completed the transaction contemplated by the Contribution Agreement, as amended to date, in which Holdings, the General Partner, and Midstream contributed to the Partnership (i) a 33.33% membership interest in each of two separate NGL pipeline entities, DCP Southern Hills Pipeline, LLC (“Southern Hills”) and DCP Sand Hills Pipeline, LLC (“Sand Hills”) and (ii) the remaining 20% interest in DCP SC Texas GP, an entity in which the Partnership now owns 100% of the outstanding partnership interests (collectively, the “Contribution”).

The aggregate consideration for the Contribution was $1,120 million, plus customary working capital adjustments. $895 million of the consideration was funded with a portion of the net proceeds from the Partnership’s recent equity and senior notes offerings. The remaining $225 million of the consideration was funded by the issuance at closing of 1,399,116 common units representing limited partnership interests in the Partnership (the “Common Units”) to Holdings, 999,368 Common Units to the General Partner, and 2,098,674 Common Units to Midstream. The Common Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

Southern Hills is engaged in the business of transporting natural gas liquids (“NGLs”), and consists of approximately 800 miles of pipeline, with an expected capacity of 175 MBbls/d after completion of planned pump stations. Southern Hills provides NGL takeaway service from the Midcontinent to fractionation facilities along the Mont Belvieu, Texas market hub. The Southern Hills pipeline began taking flows in the first quarter of 2013 and was placed into service in June 2013.

Sand Hills is also engaged in the business of transporting NGLs. Sand Hills consists of approximately 720 miles of pipeline, with an expected initial capacity of 200 MBbls/d after completion of pump stations. Sand Hills provides NGL takeaway service from the Permian and Eagle Ford basins to fractionation facilities along the Texas Gulf Coast and the Mont Belvieu, Texas market hub. The Sand Hills pipeline began taking flows in the fourth quarter of 2012 and was placed into service in June 2013.

DCP SC Texas GP consists of six cryogenic natural gas processing plants, including the Goliad plant that was placed into service in February 2014, with total capacity of approximately 960 MMcf/d, three NGL fractionators, and approximately 6,000 miles of natural gas gathering transmission lines.

Midstream indirectly owns 100% of Holdings and also directly owns 100% of GP LLC, the general partner of the General Partner, the general partner of the Partnership. The Conflicts Committee, a committee of independent members of the Board of Directors of GP LLC, retained independent legal and financial advisers to assist it in evaluating the Contribution. Accordingly, the Conflicts Committee approved the Contribution.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Common Units to Holdings, the General Partner, and Midstream set forth in Item 2.01 above is incorporated in its entirety herein by reference.

Item 7.01 Regulation FD Disclosure.

The Partnership issued a press release on April 1, 2014 announcing the completion of the Contribution and the acquisition of each of the Lucerne 1 and Lucerne 2 natural gas processing plants. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements listed below related to Southern Hills and Sand Hills, which were included in the Partnership’s Current Report on Form 8-K filed on February 26, 2014, are incorporated herein by reference.

Audited financial statements of DCP Southern Hills Pipeline, LLC as of and for the years ended December 31, 2013 and 2012, and for the period from inception (June 21, 2011) to December 31, 2011

Audited financial statements of DCP Sand Hills Pipeline, LLC as of and for the years ended December 31, 2013 and 2012, and for the period from inception (February 2, 2011) to December 31, 2011

(b) Pro forma financial information.

The pro forma financial information of the Partnership listed below, which was included in the Partnership’s Current Report on Form 8-K filed on February 26, 2014, is incorporated herein by reference.

Unaudited pro forma condensed consolidated financial statements of the Partnership as of and for the year ended December 31, 2013

(c) Not applicable.

(d) Exhibits.

Exhibit Number		Description

2.1	*	Second Amendment to Contribution Agreement, dated March 28, 2014, among DCP LP Holdings, LLC, DCP Midstream GP, LP, DCP Midstream, LLC, and DCP Midstream Partners, LP.

10.1		Second Amendment to Services Agreement, dated March 31, 2014, by and between DCP Midstream Partners, LP and DCP Midstream, LP.

99.1		Press Release, dated April 1, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its General Partner

By: DCP MIDSTREAM GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number		Description

2.1	*	Second Amendment to Contribution Agreement, dated March 28, 2014, among DCP LP Holdings, LLC, DCP Midstream GP, LP, DCP Midstream, LLC, and DCP Midstream Partners, LP.

10.1		Second Amendment to Services Agreement, dated March 31, 2014, by and between DCP Midstream Partners, LP and DCP Midstream, LP.

99.1		Press Release, dated April 1, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.